Exhibit 99.1

Harvard Bioscience Announces First Quarter 2023 Financial Results

•	Q1 Revenues of $30 million up 4% over prior year period
•	Q1 GAAP Operating Income of $1.7 million up from a loss of $6.7 million prior year
•	Q1 Adjusted Operating Income of $4.4 million up from $2.4 million prior year

HOLLISTON, Mass., April 25, 2023 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the first quarter ended March 31, 2023.

First quarter revenues were $30.0 million, up 4% versus $28.8 million in Q1 ‘22. Reported revenue includes an unfavorable foreign exchange impact of $0.5 million and a net decrease of $1.1 million from discontinued products compared to the first quarter of last year.

Also in the quarter, gross margin was 61% compared with 56% in the Q1 ‘22. Net income was $0.6 million, compared to a net loss of $6.9 million in Q1 ‘22. Adjusted EBITDA was $4.8 million, with adjusted EBITDA margin of 16%, compared to adjusted EBITDA of $2.7 million and adjusted EBITDA margin of 9% in Q1 ‘22.

Jim Green, Chairman and CEO said, “We are pleased with our strong first quarter financial results, which highlight the positive impact of the significant changes we implemented over the past two years. Growth from new products and our improved product portfolio led to significant gross margin and adjusted EBITDA margin expansion. We are encouraged by the strong start to the fiscal year.”

Green continued, “New products launched in 2022, including the BTX electroporation system configured for bio-production and our exclusive continuous glucose implant, are reflected in our Q1 results. In addition, we launched two new cellular products, and after the quarter ended, we received the first order from a leading CRO customer for our new, GLP-compliant high-capacity behavior monitoring system. This initial order will form the basis for a new product offering that is expected to drive growth in CROs, Pharma, and academic and government laboratories.”

Green concluded, “With new product introductions combined with price and volume growth from the rest of our rationalized product portfolio, we now expect mid-single digit revenue growth for the full year 2023. This growth includes about a 4-percentage point headwind from discontinued products. For the year 2023, we expect gross margins of approximately 60% and adjusted EBITDA margins in the 16% to 17% range. In Q1, we paid down debt by $2.8 million and remain on the path to reduce the net leverage ratio to approximately 2X by the end of this year.”

Quarterly Financial Results Summary	Q1'23		Q1'22
Revenues	$30.0	M	$28.8	M
Gross Margin	61%		56%
Operating Income (Loss) (GAAP)	$1.7	M	$(6.7	)M
Adjusted Operating Income	$4.4	M	$2.4	M
Net Income (Loss) (GAAP)	$0.6	M	$(6.9	)M
Diluted Earnings (Loss) Per Share (GAAP)	$0.01		$(0.17)
Diluted Adjusted Earnings Per Share	$0.06		$0.04
Adjusted EBITDA	$4.8	M	$2.7	M
Adjusted EBITDA Margin	16%		9%
Net Debt*	$41.0	M	$44.6	M

* Debt outstanding less cash and cash equivalents

For more details on performance for the three months ended March 31, 2023, a presentation that will be referenced during the webcast referenced below will be posted to our Investor Relations website shortly before the webcast begins.

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 9:00 a.m. Eastern Time.

Analysts who want to join the call and ask a question must register at https://protect-us.mimecast.com/s/a1ZUCNk55LtAK2gCmpT05?domain=register.vevent.com. Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who want to join the audio-only webcast should go to our events and presentations on the investor website at https://protect-us.mimecast.com/s/ClGVCOY55MHJV6BTviz1j?domain=edge.media-server.com.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information, including adjusted operating income, adjusted diluted earnings (loss) per share and adjusted EBITDA and EBITDA margin. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are representative of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, litigation settlement, and restructuring and other costs. They also exclude the tax impact of the reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance. Non-GAAP historical financial statement information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure which is included as exhibits below in this press release.

With respect to forward-looking measures, we provide an outlook for adjusted EBITDA. Many of the items that we exclude from our adjusted EBITDA calculation are less capable of being controlled or reliably predicted by management. These items could cause the adjusted EBITDA presented in our outlook statements to vary materially from our reported net income and other GAAP results.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, pharmaceutical and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in North America, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning expected future revenues, earnings, cash position, growth, operational performance, and the strength of the Company’s market position and business model. Forward-looking statements are not guarantees of future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control. Risks and other factors that could cause the Company’s actual results to differ materially from those described its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Investor Inquiries:

Harvard Bioscience, Inc.

Investor Relations

investors@harvardbioscience.com

(508) 893-3120

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2023	March 31, 2022

Revenues	$29,975	$28,778
Cost of revenues	11,629	12,601
Gross profit	18,346	16,177

Operating expenses:
Sales and marketing expenses	5,978	6,687
General and administrative expenses	6,334	6,325
Research and development expenses	2,897	3,220
Amortization of intangible assets	1,388	1,466
Settlement of litigation, net	-	5,191
Total operating expenses	16,597	22,889

Operating income (loss)	1,749	(6,712)

Interest and other expense, net	(542)	(306)
Income (loss) before income taxes	1,207	(7,018)
Income tax expense (benefit)	585	(138)
Net income (loss)	$622	$(6,880)

Income (loss) per common share:
Basic	$0.01	$(0.17)
Diluted	$0.01	$(0.17)

Weighted-average common shares:
Basic	42,119	41,219
Diluted	42,783	41,219

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 20223	December 31, 2022
Assets
Cash and cash equivalents	$3,789	$4,508
Accounts receivables	17,737	16,705
Inventories	26,861	26,439
Other current assets	4,062	3,472
Total current assets	52,449	51,124
Property, plant and equipment	3,424	3,366
Goodwill and other intangibles	76,259	77,274
Other long-term assets	13,446	13,596
Total assets	$145,578	$145,360

Liabilities and Stockholders' Equity
Current portion, long-term debt	$2,970	$3,811
Other current liabilities	20,247	19,438
Total current liabilities	23,217	23,249
Long-term debt, net	41,083	43,013
Other long-term liabilities	6,938	6,878
Stockholders’ equity	74,340	72,220
Total liabilities and stockholders’ equity	$145,578	$145,360

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net income (loss)	$622	$(6,880)
Adjustments to operating cash flows	2,486	2,818
Changes in operating assets and liabilities	(1,296)	2,076
Net cash provided by (used in) operating activities	1,812	(1,986)

Cash flows from investing activities:
Additions to property, plant and equipment	(224)	(471)
Proceeds from sale of product line	512	-
Net cash provided by (used in) investing activities	288	(471)

Cash flows from financing activities:
Borrowing from revolving line of credit	1,500	1,500
Repayment of revolving line of credit	(2,500)	-
Repayment of term debt	(1,841)	(936)
Proceeds from exercise of employee stock options and stock purchases	104	31
Taxes related to net share settlement of equity awards	(156)	(501)
Net cash (used in) provided by financing activities	(2,893)	94

Effect of exchange rate changes on cash	74	(25)
Decrease in cash and cash equivalents	(719)	(2,388)
Cash and cash equivalents at the beginning of period	4,508	7,821
Cash and cash equivalents at the end of period	$3,789	$5,433

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2023	March 31, 2022

GAAP operating income (loss)	$1,749	$(6,712)
Stock-based compensation	1,153	1,023
Acquired asset amortization	1,401	1,505
Settlement, restructuring, & other	131	6,550
Adjusted operating income	$4,434	$2,366

Operating margin	5.8%	-23.3%
Adjusted operating margin	14.8%	8.2%

GAAP net income (loss)	$622	$(6,880)
Stock-based compensation	1,153	1,023
Acquired asset amortization	1,401	1,505
Settlement, restructuring, & other	(362)	6,550
Income taxes	(340)	(682)
Adjusted net income	2,474	1,516
Depreciation	321	342
Interest and other expense, net	1,036	305
Adjusted income taxes (1)	924	544
Adjusted EBITDA	$4,755	$2,707

Adjusted EBITDA margin	15.9%	9.4%

Diluted income (loss) per share (GAAP)	$0.01	$(0.17)

Diluted adjusted earnings per share	$0.06	$0.04
Weighted-average common shares:
Diluted GAAP	42,783	41,219

Diluted Adjusted	42,783	42,977

(1) Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.